UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Market Street, Suite 1100 Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, Mr. Brian H. Callahan resigned his position as Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of Alteva, Inc. (the “Company”) effective October 9, 2015, to pursue another opportunity.  The resignation was not due to any dispute or disagreement with the Company on any matter relating to operations, policies, practices or accounting principles.

On September 23, 2015, Ms. Andrea E. McHugh, the Company’s current Vice President and Controller was appointed as the Interim Chief Financial Officer effective October 9, 2015.  Ms. McHugh joined the Company in January 2013 as an Assistant Controller.  Previously, Ms. McHugh was the Corporate Accounting Manager at Kulicke & Soffa Industries, Inc., a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment, from June 2009 to January 2013 and held various positions at Ernst & Young LLP from 2003 to 2009. Ms. McHugh holds a B.S. in Accounting from Providence College, a M.S. in Accounting from the University of Connecticut and is a Certified Public Accountant in Pennsylvania.

Ms. McHugh will receive an annual base salary of $180,000, subject to applicable taxes and withholding, payable on the Company’s regularly scheduled payroll dates.  She is also eligible for certain bonus, long-term incentive, severance and other benefits pursuant to the Company’s policies in place from time to time, all of which the Company may prospectively amend or terminate at any time at its discretion.  Ms. McHugh is also eligible to receive an additional retention bonus of $15,000.00, if she is still employed on the closing date of the previously announced transaction between the Company and Momentum Telecom.  Ms. McHugh is also eligible to participate in and receive benefits under the Company’s 401(k) savings plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term insurance.  Ms. McHugh’s employment may be terminated at any time for any reason by the Company or by Ms. McHugh upon written notice.

The press release announcing Ms. McHugh’s appointment is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit Description

99.1            Alteva Inc. Press Release dated September 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
(Registrant)

	By:	/s/ Brian J. Kelley
Brian J. Kelley
Chief Executive Officer

Date: September 25, 2015